May 15, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

     We have read the second  paragraph of Item 4 included in the Form 8-K dated
May 15, 2002 of Startec Global  Communications  Corporation to be filed with the
Securities  and Exchange  Commission  and are in agreement  with the  statements contained therein.

Very truly yours,

Arthur Andersen LLP

cc: Mr. Prabhav Maniyar CFO, Startec Global Communications Corporation